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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                            (AS OF DECEMBER 31, 2003)

    Account A and Account C have no subsidiaries. The following sets forth the name and jurisdiction of incorporation of the subsidiaries of The Northwestern Mutual Life Insurance Company.

                    NAME OF SUBSIDIARY                      JURISDICTION OF INCORPORATION
          -----------------------------------------------  --------------------------------
          Alexandra International Sales, Inc.              U.S. Virgin Islands
          Amber, LLC                                       Delaware
          Baird Financial Corporation                      Wisconsin
          Baird Holding Company                            Wisconsin
          Baraboo, Inc.                                    Delaware
          Bayridge, LLC                                    Delaware
          Bradford, Inc.                                   Delaware
          Brendan International Sales, Inc.                U.S. Virgin Islands
          Brian International Sales, Inc.                  U.S. Virgin Islands
          Burgundy, LLC                                    Delaware
          Carlisle Ventures, Inc.                          Delaware
          Cass Corporation                                 Delaware
          Chateau, Inc.                                    Delaware
          Chateau, LLC                                     Delaware
          Chateau I, LP                                    Delaware
          Coral, Inc.                                      Delaware
          Diversey, Inc.                                   Delaware
          Elderwood International Sales, Inc.              U.S. Virgin Islands
          Elizabeth International Sales, Inc.              U.S. Virgin Islands
          Elizabeth Lakes Associates                       Michigan
          Frank Russell Company                            Washington
          Frank Russell Investment Management Company      Washington
          Green Room Properties, LLC                       Delaware
          Hazel, Inc.                                      Delaware
          Higgins, Inc.                                    Delaware
          Highbrook International Sales, Inc.              U.S. Virgin Islands
          Hobby, Inc.                                      Delaware
          INV Corp.                                        Delaware
          Jack International Sales, Inc.                   U.S. Virgin Islands
          Justin International FSC, Inc.                   U.S. Virgin Islands
          JYD Assets, LLC                                  Delaware
          KerryAnne International Sales, Inc.              U.S. Virgin Islands
          Klode, Inc.                                      Delaware
          Kristiana International Sales, Inc.              U.S. Virgin Islands
          Lake Bluff, Inc.                                 Delaware
          Larkin, Inc.                                     Delaware
          Logan, Inc.                                      Delaware
          Lydell, Inc.                                     Delaware
          Mallon International Sales, Inc.                 U.S. Virgin Islands
          Maroon, Inc.                                     Delaware
          Mason & Marshall, Inc.                           Delaware
          Mason Street Advisors, LLC                       Delaware
          Mason Street Funds, Inc.                         Maryland
          Mitchell, Inc.                                   Delaware
          NMIS Alabama Agency, LLC                         Alabama
          NMIS Massachusetts Insurance Agency, LLC         Massachusetts
          NMIS Georgia Agency, LLC                         Georgia
          NML Buffalo Agency, Inc.                         New York
          NML-CBO, LLC                                     Delaware
          NML Development Corporation                      Delaware

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
          NML/Mid-Atlantic, Inc.                                 New Jersey
          NML Real Estate Holdings, LLC                          Wisconsin
          NML Securities Holdings, LLC                           Wisconsin
          NML/Tallahassee, Inc.                                  Florida
          NW Pipeline, Inc.                                      Texas
          Network Planning Advisors, LLC                         Wisconsin
          New Arcade, LLC                                        Wisconsin
          New Arcade Parking, LLC                                Wisconsin
          Nicolet, Inc.                                          Delaware
          North Van Buren, Inc.                                  Delaware
          Northwestern Foreign Holdings B.V.                     Netherlands
          Northwestern International Holdings, Inc.              Delaware
          Northwestern Investment Management Company, LLC        Delaware
          Northwestern Long Term Care Insurance Company          Illinois
          Northwestern Mutual Investment Services, LLC           Wisconsin
          Northwestern Mutual Las Vegas, Inc.                    Nevada
          Northwestern Mutual Life International, Inc.           Delaware
          Northwestern Mutual Series Fund, Inc.                  Maryland
          Northwestern Mutual Trust Company                      Federal Savings Bank
                                                                 (subject to jurisdiction of the
                                                                 Office of Thrift Supervision)
          Northwestern Real Estate Partnership Holdings, LLC     Delaware
          Northwestern Reinsurance Holdings N.V.                 Netherlands
          Northwestern Securities Holdings, LLC                  Delaware
          Northwestern Securities Partnership Holdings, LLC      Delaware
          Olive, Inc.                                            Delaware
          Painted Rock Development Corporation                   Arizona
          Park Forest Northeast, Inc.                            Delaware
          RE Corporation                                         Delaware
          Regina International Sales, Inc.                       U.S. Virgin Islands
          Robert W. Baird & Co. Incorporated                     Wisconsin
          Rocket Sports, Inc.                                    Texas
          Russell Investment Funds                               Massachusetts
          Russet, Inc.                                           Delaware
          Saskatoon Centre, Limited                              Ontario, Canada
          Sean International Sales, Inc.                         U.S. Virgin Islands
          Solar Resources, Inc.                                  Wisconsin
          St. James Apartments, LLC                              Delaware
          Stadium and Arena Management, Inc.                     Delaware
          Summerhill Management, LLC                             Delaware
          Summerhill Property, LLC                               Delaware
          Summit Mall, LLC                                       Delaware
          The Grand Avenue Corporation                           Wisconsin
          Travers International Sales, Inc.                      U.S. Virgin Islands
          Tupelo, Inc.                                           Delaware
          White Oaks, Inc.                                       Delaware

    Certain non-insurance subsidiaries are omitted on the basis that, considered in the aggregate, they did not constitute a significant subsidiary as defined by Regulation S-X at December 31, 2003.

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